Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS PRELIMINARY FIRST QUARTER FISCAL 2025 RESULTS AND REAFFIRMS FISCAL 2025 OUTLOOK

Strategic Transformation Plan on Track

LEBANON, Tenn. – November 14, 2024 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its preliminary unaudited financial results for the first quarter of fiscal 2025 ended November 1, 2024 and reaffirmed its fiscal 2025 outlook. The Company plans to report final first quarter fiscal 2025 financial results on December 4, 2024.

Preliminary First Quarter Fiscal 2025 Financial Highlights

•	First quarter total revenue is expected to be approximately $845.1 million. Compared to the prior year first quarter, total revenue increased 2.6%.

o	Comparable store restaurant sales increased 2.9%, outperforming the Black Box Intelligence Casual Dining Index by approximately 290 basis points.
o	Comparable store retail sales decreased 1.6%.

•	GAAP earnings per diluted share are expected to be approximately $0.22, and adjusted[1] earnings per diluted share are expected to be approximately $0.45.

•	GAAP net income for the first quarter is expected to be approximately $4.8 million. Adjusted EBITDA[1] is expected to be approximately $45.8 million, a 4.3% increase compared to the prior year quarter adjusted EBITDA[1] of $43.9 million, or 5.3% of total revenue.

Commenting on the preliminary first quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “Our fiscal year is off to a strong start, as our strategic transformation plan continues to take hold and helped deliver financial results that were in line with our expectations. Additionally, we are pleased that our comparable store sales and traffic results outperformed the Casual Dining industry. We are building momentum across our operations, and while we have more work to do, we are encouraged and energized by the early favorable results of our strategic initiatives. We are highly confident that we are on the right path to drive growth and deliver meaningful value creation for our shareholders.”

Fiscal 2025 Outlook

The Company reaffirmed the outlook provided in its September 19, 2024 press release. The Company continues to expect the following for fiscal 2025:

•	Total revenue of $3.4 billion to $3.5 billion

•	Two new Cracker Barrel stores and 3 to 4 new Maple Street Biscuit Company units

•	Commodity inflation of 2% to 3% compared to the prior year

•	Hourly wage inflation of 3% to 4% compared to the prior year

•	Adjusted EBITDA[1] of $200 million to $215 million[2]

•	Capital expenditures of $160 million to $180 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 Adjusted net income, adjusted EBITDA and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, closure and impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, closure and impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

Fiscal 2025 First Quarter Conference Call

The Company will provide a real-time webcast and rebroadcast of its first quarter earnings conference call on Wednesday, December 4, 2024, beginning at 11:00 a.m. Eastern Time. The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online in the Events and Presentations section on the Company’s website at investor.crackerbarrel.com on December 4, 2024 beginning at 11:00 a.m. Eastern Time. An online replay will be available at 2:00 p.m. Eastern Time and continue through December 18, 2024.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 44 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Furthermore, the select preliminary financial information presented in this press release represents preliminary and unaudited estimates, and such estimates are inherently uncertain and subject to change as the Company completes the preparation of its consolidated financial statements and related notes and completion of financial close procedures for the three months ended November 1, 2024. Changes to the preliminary estimates may be identified, and such changes may be material. These preliminary estimates should not be viewed as indicative of the Company’s results for any future period. Actual results for the three months ended November 1, 2024 and future periods could differ materially from the preliminary estimates included in this press release. Therefore, readers should not place any undue reliance upon this information. The Company’s independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information, and accordingly, does not express an opinion or any other form of assurance with respect thereto.

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Preliminary Operating Results to Non-GAAP Preliminary Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its first quarter fiscal 2024 and fiscal 2025 adjusted net income and earnings per share. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges and store closing costs, (ii) expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	First Quarter Ended
	11/1/24	Margin	10/27/23	Margin
Revenue	$845,089	100%	$823,839	100%

GAAP net income	4,844	0.6	5,456	0.7
Expenses related to the Company’s CEO transition	0	0.0	1,636	0.2
Expenses associated with a strategic transformation initiative	3,298	0.4	1,141	0.1
Corporate restructuring charge	0	0.0	1,643	0.2
Expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders	2,958	0.3	0	0.0
Impairment and store closing costs	700	0.1	0	0.0
Tax impacts of the foregoing	(1,635)	(0.2)	(1,039)	(0.1)
Adjusted net income	$10,165	1.2%	$8,837	1.1%

GAAP Earnings per share - basic	$0.22		$0.25
GAAP Earnings per share - diluted	$0.22		$0.25

Adjusted Earnings per share - basic	$0.46		$0.40
Adjusted Earnings per share - diluted	$0.45		$0.40

Weighted average shares - basic	22,217,737		22,165,852
Weighted average shares - diluted	22,390,249		22,263,690

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Preliminary Operating Results to Non-GAAP Preliminary Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges and store closing costs, (iii) the proxy contest expenses in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, and (viii) an employee benefits policy change. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	First Quarter Ended 11/1/24	Margin
Revenue	$845,089	100%

GAAP Net Income	4,844	0.6
(+) Depreciation & amortization	29,154	3.4
(+) Interest expense	5,822	0.7
(+) Income tax benefit	(3,595)	(0.4)
EBITDA	$36,225	4.3%
Adjustments
(+) Share-based compensation, net	2,625	0.3
(+) Strategic transformation initiative expenses	3,298	0.4
(+) Impairment and store closing costs	700	0.1
(+) Proxy contest expenses	2,958	0.3
Adjusted EBITDA	$45,806	5.4%

	First Quarter Ended 10/27/23	Margin
Revenue	$823,839	100%

GAAP Net Income	$5,456	0.7
(+) Depreciation & amortization	26,669	3.2
(+) Interest expense	4,938	0.6
(+) Income tax expense	1,019	0.1
EBITDA	$38,082	4.6%
Adjustments
(+) Share-based compensation, net	1,395	0.2
(+) CEO transition expenses	1,636	0.2
(+) Strategic transformation initiative expenses	1,141	0.1
(+) Corporate restructuring charge including separation with executive	1,643	0.2
Adjusted EBITDA	$43,897	5.3%